Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Select Quality Municipal Fund, Inc.
33-38726, 811-06240

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12,
2007; at this meeting shareholders were asked to vote on a New Investment Management
Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new
investment
management
agreement
 Common and
 MuniPreferred
 shares voting
together as a
class

  MuniPreferred
 shares voting
together as a
class


   For

           17,412,252

                          -
   Against

                822,446

                          -
   Abstain

                676,277

                          -
   Broker Non-Votes

             5,232,193

                          -
      Total

           24,143,168

               -
To ratify the selection
of Ernst & Young LLP
as the independent
registered public
accounting firm for the
current fiscal year

   For

           23,455,004

                          -
   Against

                365,690

                          -
   Abstain

                322,474

                          -
      Total

           24,143,168

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 012842.